FRANKLIN ELECTRIC

400 East Spring Street
Bluffton, Indiana 46714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 24, 2009 at 9:00 a.m., Eastern Time

To the Shareholders of
Franklin Electric Co., Inc.

The Annual Meeting of Shareholders of Franklin Electric Co., Inc. (the "Company"), an Indiana corporation, will be held at the Hilton Fort Wayne, 1020 South Calhoun Street, Fort Wayne, Indiana on Friday, April 24, 2009, at 9:00 a.m., Eastern Time. The purposes of the meeting are to:

1.	Elect Jerome D. Brady and David M. Wathen for terms expiring at the 2012 Annual Meeting of Shareholders;

2.	Approve the amendment and restatement of the Franklin Electric Co., Inc. Stock Plan;

3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 20, 2009, will be entitled to notice of and to vote at the Annual Meeting.

You are urged to vote your proxy whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.

John J. Haines
Vice President, Chief Financial
Officer and Secretary

Bluffton, Indiana
March 10, 2009

FRANKLIN ELECTRIC CO., INC.

400 East Spring Street, Bluffton, Indiana 46714

______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Shareholders To be Held on April 24, 2009

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street, Bluffton, Indiana, 46714 for use at the Annual Meeting of Shareholders to be held on April 24, 2009, or any adjournment or postponement thereof. Shareholders were sent Notice of the Annual Meeting, as well as information regarding how to access this Proxy Statement and the Company's 2008 Annual Report, including the financial statements contained therein, beginning on or about March 10, 2009.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Shareholders will receive a Notice Card with overview information regarding the availability of proxy materials over the internet. Shareholders who wish to receive a paper or email copy of the proxy materials must request one. There is no charge for requesting a copy. Requests can be made at the voting website, via telephone, or via email.

Voting by Internet: Use the internet link and control number provided to you on your Notice Card. You may vote until 11:59 p.m., Eastern Time on April 23, 2009. You will need the control number provided on your Notice Card to access the website.

Voting by Telephone: Call the toll-free telephone number provided on your Notice Card. Telephone voting will be available until 11:59 p.m., Eastern Time on April 23, 2009. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder’s social security/taxpayer I.D. number.

Voting by Mail: Request a hardcopy of the proxy materials. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Shareholders may also vote their shares in person at the Annual Meeting.

Employees who are participants in the Company’s Employee Stock Ownership Plan and/or Directed Investment Salary Plan will receive a notice and instructions by email or other method that cover the shares credited to their plan accounts.

If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

•	FOR the election of the nominees for director as set forth in this Proxy Statement;
•	FOR the approval of the amendment and restatement of the Franklin Electric Co., Inc. Stock Plan;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and
•	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. John J. Haines, Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the internet at a later date, or (iii) attending the Annual Meeting and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

The Board of Directors of the Company fixed the close of business on February 20, 2009, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), authorized, of which 23,018,453  shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of February 20, 2009, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Select Equity Group, Inc., jointly with George S. Loening (and related entities) 380 Lafayette Street, 6th Floor New York, NY 10003	3,064,794(1)	13.31

Patricia Schaefer 5400 Deer Run Court Muncie, IN 47304	2,000,084(2)	8.69

Diane D. Humphrey 2279 East 250 North Road Bluffton, IN 46714	1,839,657(3)	8.00

PowerShares Capital Management LLC 301 West Roosevelt Road Wheaton, IL 60187-5053	1,536,624(4)	6.68

Snyder Capital Management, LP 1 Market Plaza Suite 1200 San Francisco, CA 94105-1012	1,487,098(5)	6.46

(1) According to a Schedule 13G jointly filed with the Securities and Exchange Commission (“SEC”), as of December 31, 2008, Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening have sole investment and voting power with respect to all shares.
(2) Pursuant to agreements with Ms. Schaefer, the Company has a right of first refusal with respect to 1,708,040 shares owned by Ms. Schaefer.
(3) Pursuant to agreements with Ms. Humphrey, the Company has a right of first refusal with respect to 1,665,307 shares owned by Ms. Humphrey.
(4) According to a Schedule 13G filed with the SEC, as of December 31, 2008, PowerShares Capital Management LLC has sole investment and voting power with respect to all shares.
(5) According to a Schedule 13G filed with the SEC, as of December 31, 2008, Snyder Capital Management, LP has shared investment power with respect to 1,487,098 shares and shared voting power with respect to 1,342,798 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 20, 2009. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Jerome D. Brady	85,272(1)(2)	*
David T. Brown	0(2)	*
David A. Roberts	15,649(1)(2)	*
David M. Wathen	2,249(2)	*
Howard B. Witt	55,895(1)	*
Thomas L. Young	10,449	*

John J. Haines	8,235(4)(6)	*
Peter-Christian Maske	107,007(1)(3)(4)(5)	*
Gregg C. Sengstack	249,947(1)(3)(4)(5)	1.09
Robert J. Stone	96,368(1)(3)(4)(5)	*
Thomas J. Strupp	22,868(1)(3)(5)	*
R. Scott Trumbull	388,683(1)(2)(3)(4)(5)	1.69
All directors and executive officers as a group	1,177,967(1)(2)(3)(4)(5)(6)	5.12
* Less than 1 percent of class
(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 20, 2009 as follows: Mr. Trumbull, 226,880; Mr. Sengstack, 130,550; Mr. Maske, 24,900; Mr. Brady, 76,000; Mr. Stone, 61,200; Mr. Witt, 36,000; Mr. Roberts, 8,000; Mr. Strupp, 13,800; and all directors and executive officers as a group, 693,155.
(2) Does not include stock units credited to: Mr. Trumbull, 1,885; Mr. Brady, 5,286; Mr. Roberts, 2,051; Mr. Wathen, 8,700; and Mr. Brown, 3,675; pursuant to the terms of the Non-employee Directors’ Deferred Compensation Plan described under “Director Compensation.”
(3) Includes shares held by the ESOP Trustee as of December 31, 2008: Mr. Trumbull, 960; Mr. Sengstack, 7,274; Mr. Maske, 1,866; Mr. Stone, 5,078; Mr. Strupp, 368; and all directors and executive officers as a group, 22,875.
(4) Includes shares held by the 401(k) Plan Trustee as of December 31, 2008: Mr. Trumbull, 951; Mr. Sengstack, 6,397; Mr. Maske, 541; Mr. Haines, 235; Mr. Stone, 6,390; and all executive officers as a group, 15,356.
(5) Includes restricted shares, which vest four years after the grant date, subject to the attainment of certain performance goals. If these goals are not attained, the shares will be forfeited, as described in this proxy statement. The restricted shares are as follows: Mr. Trumbull, 16,100; Mr. Sengstack, 3,700; Mr. Maske, 3,700; Mr. Stone, 13,700; Mr. Strupp, 8,700; and all directors and executive officers as a group, 51,250.
(6) Includes 8,000 restricted shares awarded to Mr. Haines, which vest four years after the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers, and greater than 10 percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2008, except that in April 2008, Robert J. Stone filed a late Form 4 with respect to an option exercise, John J. Haines filed a late Form 3 with respect to his appointment as an officer subject to Section 16(a) and a late Form 4 with respect to stock options and stock awards granted to him.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws provide that the Board of Directors shall consist of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

Jerome D. Brady and David M. Wathen have been nominated to serve as directors of the Company for terms expiring in 2012. Messrs. Brady and Wathen are currently directors of the Company. The nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are set forth below:

Nominees for terms expiring in 2012
Name and Position	Age	Principal Occupation	Director Since
Jerome D. Brady, Director of the Company	65	Retired in 2000. Formerly President and Chief Executive Officer of C&K Components, a manufacturer of electro-mechanical switches. Director, Circor International, Inc.	1998
David M. Wathen, Director of the Company	56	President and Chief Executive Officer of TriMas Corporation, a manufacturer of engineered products since January 14, 2009. Formerly, President and Chief Executive Officer, Balfour Beatty, Inc. (U.S. Operations), an engineering, construction and building management services company, from 2002 to 2006.	2005

Continuing Directors

Directors whose terms expire in 2010
Name and Position	Age	Principal Occupation	Director Since
R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company	60	Chairman of the Board and Chief Executive Officer of the Company since 2003. Director, Health Care REIT and Schneider National, Inc.	1998
Thomas L. Young, Director of the Company	64	President, Titus Holdings Ltd., a private investment company; formerly Executive Vice President and Chief Financial Officer, Owens-Illinois, Inc., a manufacturer of glass and plastic packaging, from 2003 until retirement in 2005; prior thereto, Co-Chief Executive Officer from January 2004 to April 2004. Director, Owens-Illinois, Inc.	2005

Directors whose terms expire in 2011
Name and Position	Age	Principal Occupation	Director Since
David T. Brown Director of the Company	60	Retired in 2007. Formerly President and Chief Executive Officer of Owens Corning, a world leader in building materials systems and glass fiber composites, from April 2002 until 2007.	2008
David A. Roberts, Director of the Company	61	Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated, a diversified global manufacturing company, since June 2007. Formerly Chairman, President and Chief Executive Officer, Graco, Inc., a manufacturer of fluid-handling equipment and systems, from June 2001 to June 2007. Director, Arctic Cat Inc. and Carlisle Companies Incorporated.	2003
Howard B. Witt, Director of the Company	68	Retired in 2005. Formerly Chairman of the Board, President, and Chief Executive Officer, Littelfuse, Inc., a manufacturer of electronic, electrical and automotive fuses, from 1990 to 2004. Director, Artisan Funds, Inc.	1994

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company, is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable rules adopted by The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its independence determinations, the Board concluded that no director, other than Mr. Trumbull, has any relationship in the Company, except as a director and shareholder.

Meetings

The Board held five regularly scheduled meetings and three special meetings during 2008. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he was a member during the period that each served as a director. All directors who were members of the Board at that time attended the 2008 Annual Meeting of Shareholders.

Committees

The committees of the Board are: the Audit Committee, the Management Organization and Compensation Committee, and the Corporate Governance Committee.

Audit Committee. The current members of the Audit Committee are Jerome D. Brady (Chairman), David M. Wathen, and Thomas L. Young. The Board of Directors has determined that each member of the Audit Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable NASDAQ rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee appoints the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, the Company’s system of internal control, the Company’s process for monitoring compliance with laws and regulations, and the Company’s audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company’s accounting methods and internal control procedures. The Audit Committee is also responsible for the review, approval, or ratification of transactions between the Company and “related persons.” The Audit Committee reviews information compiled in response to the Directors’ and Officers’ Questionnaires or otherwise developed by the Company with respect to any transactions with the Company in which any director, executive officer, or any member of his or her immediate family, has a direct or indirect material interest that would require disclosure under applicable SEC regulations. In 2008, there were no such transactions. The Audit Committee held six meetings in 2008.

Management Organization and Compensation Committee. The current members of the Management Organization and Compensation Committee (the "Compensation Committee") are Howard B. Witt (Chairman), David T. Brown and David A. Roberts. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee recommends to the Board of Directors the annual salary and bonus for the chief executive officer, determines and approves the equity awards for the chief executive officer and the annual salary, bonus and equity awards of the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure.  The Compensation Committee held four meetings in 2008.

Corporate Governance Committee. The current members of the Governance Committee are David M. Wathen (Chairman), David T. Brown, David A. Roberts, and Thomas L. Young. The Board of Directors has determined that each member of the Governance Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company’s Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of non-employee directors, including grants of awards to non-employee directors under the Company’s equity based and incentive compensation plans; and develops and recommends to the Board corporate governance guidelines deemed necessary for the Company. The Governance Committee held two meetings in 2008.

Director Nomination Process

The Governance Committee is also responsible for identifying and recommending to the Board candidates for director. The Governance Committee seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment and the willingness to make an appropriate time commitment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company’s business. The Governance Committee takes into account the current composition of the Board and the extent to which a person’s particular expertise, experience and ability will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders.

The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for directors by writing to the Secretary of the Company at the address listed below under “Other Corporate Governance Matters.” Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Company if so elected.

Other Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that provide, among other things, that the Company’s independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2008, the independent directors met in executive session five times.

Shareholders may contact the Board of Directors, any Board Committee, any independent director or any other director by writing to the Secretary of the Company as follows:

Franklin Electric Co., Inc.
Attention:  [Board of Directors], [Board Committee], [Board Member]
c/o Corporate Secretary
Franklin Electric Co., Inc.
400 E. Spring Street
Bluffton, IN  46714

The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board Committees or individual directors. Copies of the Company’s corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above.

In compliance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a code of business conduct and ethics for its directors, principal financial officer, controller, principal executive officer, and other employees. The Company has posted its code of ethics on the Company’s website at www.franklin-electric.com. The Company will disclose any amendments to the Code and any waivers from the Code for directors and executive officers by posting such information on its website.

MANAGEMENT ORGANIZATION AND
COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Management Organization and Compensation Committee states that it has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Management Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Management Organization and Compensation Committee.

Howard B. Witt (Chairman)
David T. Brown
David A. Roberts

COMPENSATION DISCUSSION AND ANALYSIS

Management Organization and Compensation Committee

The Management Organization and Compensation Committee of the Board of Directors (the “Committee”), composed entirely of independent directors, has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to executive officers) and review and approve annually all compensation decisions relating to the CEO and the other executive officers of the Company. In addition, the Committee reviews the organization structure, the recruitment of key employees, management’s development plans for key employees, and the CEO’s plan for CEO succession. The Committee meets a minimum of three times annually to review executive compensation programs, approve compensation levels and performance targets, approve final executive bonus distributions and review management performance, development and succession.

Compensation Philosophy and Objectives

The Company and the Committee believe that compensation paid to executive officers, including the executive officers named in the Summary Compensation Table of this Proxy Statement (the “named executive officers”), should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. Compensation should be structured to ensure that a significant portion of the executive’s compensation opportunities will be directly related to Company performance and other factors that directly and indirectly influence shareholder value.

The compensation consultant retained by the Committee (Hewitt Associates, LLC – hereinafter “Hewitt”) provides pay data that is used by the Committee to help assess and develop pay recommendations for the executive officers and the CEO. The consultant provides this data to the Committee every other year. The compensation decisions for 2008 were based on the data contained in the study completed in 2007. Compensation decisions regarding the CEO’s base salary for 2008 were also based on additional survey data provided by the consultant. The next study will be completed in 2009.

General Industry Group

The pay data provided by the compensation consultant that is used to help assess and develop pay recommendations for the executive officers other than the CEO is developed utilizing a large general industry group of more than 300 companies (the “General Industry Group”). Due to the differences in size among the companies in the General Industry Group, a form of regression analysis is used to adjust the survey results based on Company revenue as compared to revenue of other companies in the General Industry Group and each executive’s level of responsibility as compared to executives in comparable positions in the General Industry Group. For 2008, the consultant also provided additional survey information for CEO salary based on the General Industry Group.

CEO Comparator Group

The compensation consultant also provides pay data that is used by the Committee to help assess and develop pay recommendations for the CEO. This pay data is based on a group of 21 companies (the “CEO Comparator Group”) selected based on industry (industrial goods), sales ($500M-$1B), market capitalization ($500M-$2B) and enterprise value as a multiple of sales (>1.0). The companies in the CEO Comparator Group for 2008, (which are the same companies included in the 2007 data provided by the consultant) are:

AAR Corp.	Aeroflex Inc.	Amcol International Corp.
Baldor Electric Company	BE Aerospace, Inc.	Bucyrus International, Inc.
Ceradyne Inc.	Clean Harbors Inc.	Eagle Materials Inc.
Esterline Technologies Corp.	Esterline Technologies Corp.	Global Industries, Ltd.
GrafTech International Ltd.	H&E Equipment Services Inc.	Matthews International Corp.
Nordson Corp.	Orbital Sciences Corp.	Pike Electric Corp.
Simpson Manufacturing Co., Inc.	Triumph Group Inc.	Waste Connections Inc.
Woodward Governor Company

In addition to the CEO Comparator Group information, each year the consultant provides updated CEO survey data that the Company also uses to develop base salary rates for the CEO.

The Committee encourages superior short-term performance through the use of annual cash incentive awards and superior longer-term performance through stock incentive awards designed to closely align an executive’s reward to that of the shareholders. For the Company’s CEO, the cash incentive compensation is designed to reward Company-wide performance through tying his cash incentive awards to goals such as economic value added, return on net assets and earnings growth. For other executive officers, the cash incentive compensation is designed to also reward the achievement of specific operational goals within areas under their control, although Company-wide performance is still an important factor. Stock-based compensation is in the form of stock options and/or restricted stock. The Company also provides retirement benefits for its executive officers and, under certain circumstances described below, severance benefits.

Role of Executive Officers and Compensation Consultant

The Committee makes equity compensation decisions with respect to the CEO and all compensation decisions with respect to all other executive officers of the Company. The Committee recommends to the Board of Directors the annual salary and annual incentive compensation for the CEO. The CEO annually reviews the performance of each executive officer, and based on this review presents his recommendations to the Committee regarding compensation adjustments, including with respect to salary adjustments and annual short-term and long-term award amounts. The Committee considers the CEO’s recommendations when making its final compensation decision for all executives other than the CEO.

The Committee utilizes the Human Resource Department and also has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee in 2008 engaged the services of Hewitt, an independent outside global human resources consulting firm, to conduct annual reviews of its total compensation program for the CEO and other executive officers, and to provide advice to the Committee in the design and implementation of its executive compensation program.

Setting Executive Compensation

The Company compensates its executives through programs that emphasize performance-based incentive compensation. For the executive officers, including the named executive officers, the current compensation package includes a base salary, an annual cash incentive, and grants of stock options and/or awards of restricted stock. Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company. The Company has structured annual and long-term cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

In allocating compensation among these components, the Committee believes that the compensation of those senior management members having the greatest ability to influence the Company’s performance should be predominately performance based, while lower levels of management should receive a greater portion of their compensation as base salary. The Company does not use a formulaic approach in determining the weighting of each component of total compensation, but after setting each separate component reviews the total compensation package of each named executive officer to ensure that it is within the appropriate percentile range. The total compensation approved by the Committee in 2008 (consisting of base salary, annual cash incentives, and equity awards) for the named executive officers other than the CEO was 10% above the 50th percentile of the total compensation paid to executives in comparable positions in the General Industry Group, and for the CEO was approximately 14% above the 50th percentile of the total compensation paid to chief executive officers in the CEO Comparator Group. (The above median levels of total compensation reflect in part the fact that they were set using 2007 benchmark data.)

In addition to providing executive compensation via the three general components of base salary, annual cash incentives and equity awards, the Committee in February 2007 approved a long-term bonus program that provides a bonus opportunity for selected executives, including the named executive officers, based on attainment of Company-wide performance goals measured over a five-year period from 2004-2008. This program, which was implemented in connection with the Company’s undertaking of a major strategic transformation of its business, was designed to recognize the fact that the transformation would take some years to implement, and included long-term goals intended to keep the executives focused on completing the process and to reward them for the successful completion of this change to the Company’s business. This program is discussed further in the “Long-Term Bonus Program” section of this Compensation Discussion and Analysis.

Base Salary

The Company pays its executives fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and to retain quality executives. Base salary ranges for executive officers other than the CEO are established annually using data from the General Industry Group. Executive positions are individually benchmarked against these survey sources to establish a competitive salary range for each position, which is typically targeted to be at or above the median of the survey results. Actual base salary levels may vary from the targeted levels based on factors such as performance, experience, internal pay equity and consideration of the Company’s salary budget. The base salary range for the CEO is established using data from the CEO Comparator Group and in 2008 Hewitt also included survey data based on 2008 CEO salary in the General Industry Group.

An individual’s performance, which is a factor in the base salary determination, is evaluated annually by the CEO and reviewed and approved by the Committee. In the case of the CEO, the Committee considers the CEO’s performance as well as the performance of the Company for the years during which he has held his position.

Based on these factors, the Committee established each named executive officer’s base salary rate, beginning April 1, 2008, as follows:  Mr. Trumbull: $637,500; Mr. Strupp: $250,000; Mr. Maske: 271,724 Euro; Mr. Sengstack: $297,000; and Mr. Stone: $286,500. The CEO’s salary increase, which represents a 3.7% increase from 2007, placed him at the 75th percentile of salary paid to chief executive officers in the CEO Comparator Group and at the 65th percentile of the salary paid to chief executive officers in the 2008 General Industry Group. The CEO base salary is determined using the criteria stated above and, when considered with the other components of total compensation, remained within the target range of total compensation. Salary increases for the other named executive officers ranged from 0% to 3.5% over base salaries paid in 2007, which places the salaries at approximately 13% above the 50th percentile of the General Industry Group. Base salary, when considered with the other compensation components, remained within the target level of total compensation.

On April 14, 2008, the Company appointed Mr. Haines to serve as Vice President, Chief Financial Officer and Secretary. His base salary rate for 2008 was set at $250,000 pursuant to the term of his employment agreement with the Company, which is at the median of the salaries paid to executives in similar positions in the General Industry Group and at a level deemed appropriate for a newly appointed chief financial officer.

Annual Cash Incentive Award

The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program. Based on market data provided by Hewitt for the General Industry Group (for executive officers other than the CEO) and the CEO Comparator Group (for the CEO), the Committee annually establishes a target bonus opportunity, which is typically targeted at the 60th - 65th percentile of the cash incentive opportunity of the relevant comparator group of companies.

Under the program, the Committee at the beginning of each year approves an annual incentive cash bonus calculation for the executive officers taking into account certain financial performance targets for the Company, and, for executive officers other than the CEO, the individual’s strategic objectives. The Company’s financial performance targets in 2008 were corporate economic value added and earnings per share and, for business unit leaders, financial results based on earnings before interest and taxes (“EBIT”) for the relevant business units. The Committee chose these measures because they are aligned with the goals of the overall corporate short-term and long-term strategies. Focusing on and achieving these goals will help drive the Company’s overall success.

The maximum bonus possible as a percent of base salary was established at above median market levels (110% of salary for executive officers other than the CEO and 150% for the CEO) with the target bonus levels set at 67.5% of salary for executive officers other than the CEO and 100% of salary for the CEO, and the threshold level set at 1% of salary for each executive.

The performance goals, and the relative percentage of salary assigned to each performance goal, are as follows:

Performance Measure	R. Scott Trumbull	John J. Haines(1)	Thomas J. Strupp	Peter-Christian Maske	Gregg C. Sengstack	Robert J. Stone
Economic Value Added:	50%	23.6%	13.5%	13.5%	13.5%	13.5%
Earnings Per Share:	50%	37.1%	20.2%	20.2%	20.2%	20.2%
Business Unit EBIT:	---	---	27.0%	27.0%	27.0%	27.0%
Strategic Objectives:	0%	6.8%	6.8%	6.8%	6.8%	6.8%
Target Bonus Level	100%	67.5%	67.5%	67.5%	67.5%	67.5%
(1) The parameters of Mr. Haines’ bonus were set in April in connection with his commencement of employment with the Company. Under the terms of his employment agreement, his bonus for 2008 was determined pursuant to the Executive Officer Annual Incentive Cash Bonus Program, subject to a minimum bonus of $160,000.

The following chart sets forth (i) the threshold, target and maximum levels, and the actual level of attainment, for the economic value added and earnings per share goals; and (ii) for all three corporate performance goals, the percentage at which target was attained and the actual percentage of target bonus paid. (The Company does not publicly report EBIT in total or by segment. These EBIT goals were set in February 2008 at “stretch” levels, and the Committee believed at the time it would require a high degree of execution of the 2008 business plan by the named executive officers in order to attain these goals.)

	Threshold	Target	Maximum	Actual	% of Attainment of Target	Actual % of Target Bonus Paid
Economic Value Added:	$8,400,000	$12,000,000	$13,800,000	$13,200,000	110%	142%
Earnings Per Share:	$1.27	$1.81	$2.08	$1.90	105%	121%
Business Unit EBIT:	-	-	-	-	75%-124%	37%-163%

A prorata percentage is paid for performance between the threshold and target levels and the target and maximum levels. The percentage of attainment of target and actual percentage of target bonus paid results for the business unit EBIT goals represents the range of results for the various business units.

The CEO determined the extent to which the other named executive officers have attained their individual strategic goals. In 2008, each executive (other than the CEO, whose incentive is based entirely on Company-wide performance targets) achieved his strategic objective goals at the following percentage of target:  Mr. Haines: 100%; Mr. Strupp: 65%; Mr. Maske: 97%; Mr. Sengstack: 115%; and Mr. Stone: 93%.

For information about the specific awards made to the named executive officers for 2008, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentive Compensation

The Committee grants equity incentives to its executive officers to encourage stock ownership, offer long-term performance incentive and more closely align the executives’ compensation with the return received by the Company’s shareholders. Based on market data for the General Industry Group and the CEO Comparator Group, the Committee establishes for each executive (by comparable position) an amount of compensation to be awarded in the form of equity, which is typically targeted at the 50th - 60th percentile of the equity compensation paid for comparable job positions in the relevant comparator group of companies. In 2008, the Committee granted equity awards generally in the form of options. Equity awards made during 2007 and 2006 were 50% options and 50% restricted stock. Based on the Company’s objectives of increasing shareholder value, the Committee chose to grant the entire 2008 long-term incentive award in stock options to focus on increase in stock price. With stock options, the executive will only realize value if the stock price increases.

The Committee made stock option grants under its shareholder approved plan to the named executive officers (other than Mr. Haines) ranging from 15,300 shares to 57,300 shares. In connection with Mr. Haines’ commencement of employment on April 14, 2008, he was awarded 8,000 shares of restricted stock and on May 1, 2008 he was awarded 10,000 options. Equity grants are typically made on an annual basis at the Committee’s meeting following the public release of the Company’s fiscal year-end results. Stock options are valued as of the date of grant using a modified Black-Scholes methodology. They have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant and vest over four years, at 25% per year. Mr. Haines’ restricted stock vests at the end of four years. For additional information about the material terms of these awards, see the narrative disclosure under the Summary Compensation Table.

Long-Term Bonus Program

In February 2007, the Committee approved a long-term strategic incentive bonus program for the named executive officers and other key executives. Mr. Haines was not eligible to participate in this bonus program because he was hired in 2008. The bonus program was designed to be a one-time award based upon achievement of certain Company performance goals. These goals were to be measured over a five-year period from 2004-2008, which reflected the period during which the Company was undergoing a major strategic transformation of its business. The Committee established a bonus pool equal to $2.5 million from which bonus payments are to be made in 2009 based on the level of attainment of these five performance goals. Each of the five performance goals were weighted at 20% of the bonus pool, and a threshold, target and maximum level was set for each goal which paid out at 50%, 100% and 150% of the bonus pool allotment, respectively, provided that the aggregate payout for any executive did not exceed 100% of his base salary in 2006. The bonus is payable 50% in cash and 50% in an award of unrestricted shares of common stock based on the value of the stock as of the date of grant.

The specific performance goals were as follows:

Sales:	Compounded annual increase in net sales from $370.1M in 2004.
Earnings Per Share:	Compounded annual increase from $1.67 in 2004.
Return on Assets:	Achieve target of 16% by the end of 2008.
Customer Concentration:	Decrease in the percentage of sales to the top two customers, from 40% in 2004.
Manufacturing Man-Hours:	Compounded annual increase in the number of manufacturing man-hours in Mexico, Czech Republic, China and South Africa.

The following chart sets forth each performance goal, each goal’s portion of the bonus pool, and the threshold, target and maximum level of increase in each goal:

Performance Measure	Pool	.5x Pool Threshold	1.0x Pool Target	1.5x Pool Maximum
Sales	$500,000	14%	16%	19%
Earnings Per Share	$500,000	12%	15%	17%
Return on Assets	$500,000	14%	16%	18%
Customer Concentration	$500,000	< 12%	< 10%	< 9%
Manufacturing Man-Hours	$500,000	1,500M	1,600M	1,700M

The bonus amounts paid to executives were subject to the Committee’s final approval, which had not yet occurred at the time this proxy statement was printed.

Stock Ownership Guidelines

In December 2006, the Board of Directors approved stock ownership guidelines for the executives of the Company, pursuant to which executives are required to maintain direct ownership in the Company’s common stock in amounts as follows:
CEO:  five times annual base salary.
Senior Vice Presidents:  three times annual base salary.
Corporate Vice Presidents:  one times annual base salary.

An individual has five years to comply with these guidelines. Stock options do not count toward these guidelines. All shares held directly or beneficially, including shares of restricted stock, shares of stock acquired upon exercise of stock options, and shares credited under the Company’s Directed Investment Salary Plan and Employee Stock Ownership Plan, count toward these guidelines. All executive officers either meet or exceed these stock ownership guidelines, or are on track to meet them within the five-year period.

Retirement Plans

The Company has defined benefit pension plans and defined contribution retirement plans in which certain of the named executive officers currently participate.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified plan that generally covers employees in the U.S. Under the Basic Retirement Plan, a participant retiring at age 65 is eligible to receive a monthly single life annuity equal to his credited service times a flat dollar amount ($25 for U.S. salaried employees). Participants age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. All named executive officers except Mr. Haines and Mr. Maske currently participate in the Basic Retirement Plan. Mr. Haines is ineligible because he was hired after February 21, 2006. Mr. Maske, who is a resident of Germany, currently participates in a pension plan sponsored by the Company’s German subsidiary.

Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified plan that covers most salaried employees in the U.S. Under the Cash Balance Pension Plan, a participant is eligible to receive the amount credited to his account or a monthly single life annuity based on the amount credited to his account. The Plan benefits consist of:
•
an opening balance for participants in the Plan at December 31, 1999, equal to the present value of the participant’s accrued benefit earned at December 31, 1999 under the applicable prior pension plan;

•
pay credits equal to a percentage of eligible compensation based on credited service and transition credits  from 2000-2004 equal to 6% of eligible compensation for participants with 45 points (age plus service) at December 31, 1999; and

•	interest credits based on the 30-year Treasury rate for the November preceding each plan year.

All named executive officers other than Mr. Maske currently participate in the Cash Balance Pension Plan.

Franklin Electric Europa GmbH Pension Plan

Mr. Maske currently participates in a pension plan sponsored by the Company’s German subsidiary, which provides a monthly annuity at age 65 equal to 1/12 of (i) his five-year average compensation, less the amount of his compensation taken into account under the German governmental pension plan in which he participates, times (ii) 1.5%, times (iii) his years of credited service.

Pension Restoration Plan

In order to provide eligible employees, including named executive officers other than Mr. Maske, with the portion of their retirement benefits that cannot be paid under the tax-qualified pension plans, the Company maintains the Pension Restoration Plan. The Plan, which is non-qualified, provides retirement benefits to eligible executives based on all eligible compensation including compensation in excess of Internal Revenue Code limits. The benefit for Messrs. Trumbull and Sengstack is determined by applying a formula based on credited service and final average compensation, with an offset for benefits provided by the Basic Retirement Plan, Cash Balance Pension Plan, and Social Security. The benefit for Messrs. Haines, Strupp and Stone is determined by applying the Cash Balance Pension Plan formula for all eligible compensation, offset for benefits provided by the Cash Balance Pension Plan.

Directed Investment Salary Plan (DISP)

The DISP is a tax qualified 401(k) plan that covers all U.S. employees, including the named executive officers other than Mr. Maske. An employee can elect to defer 1-50% of his compensation on a pre-tax basis, up to a maximum in 2008 of $15,500, or $20,500 if age 50 or over, and the Company will contribute up to 3% of the employee’s first 5% of deferral contributions (table listed below), taking into consideration Internal Revenue Code compensation limits. (The compensation limit was $230,000 in 2008.)

Employee Contribution	Company Match
1%	1.0%
2%	1.5%
3%	2.0%
4%	2.5%
5%	3.0%

Employee Stock Ownership Plan (ESOP)

The ESOP is a tax qualified retirement plan that covers most U.S. employees. All eligible employees, including the named executive officers other than Mr. Maske, receive a Company contribution equal to ½% of annual compensation, taking into consideration the Internal Revenue Code compensation limits. The Plan invests contributions primarily in Company stock.

Perquisites, Other Personal Benefits and Other Compensation

The Company does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits not described above. The only exception is that the Company provides use of a vehicle to Mr. Maske as part of his employment agreement described below. The value of this benefit is disclosed in the Summary Compensation Table. In addition, in connection with his commencement of employment as Vice President, Chief Financial Officer and Secretary, Mr. Haines received a $15,000 employment acceptance bonus. This amount is also disclosed in the Summary Compensation Table.

Deferred Compensation Plan

On December 12, 2008, the Company adopted the Deferred Compensation Plan. The Committee approved this Plan because it provides an additional benefit to attract and retain key executives at a minimal cost to the Company.

The Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the Company’s 401(k) plan, as elected by the participant. A participant’s Plan account will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months).

Employment Agreements

During 2008, the Company had employment agreements with Messrs. Trumbull, Haines, Strupp, Sengstack and Maske. (Mr. Haines’ employment agreement became effective on April 14, 2008 and Mr. Strupp’s employment agreement was effective until he entered into an employment security agreement, as described below.)

All agreements except Mr. Maske’s are three-year agreements, which automatically extend for an additional year unless either party gives notice not to renew. If the agreement is not renewed by the Company, and the executive terminates his employment, the executive is entitled to a payment equal to 12 months of salary and the bonus paid for the preceding year, a pro-rata portion of the bonus paid for the prior year, continued participation in the Company’s benefit plans for 12 months, and immediate vesting of all stock options. If the executive’s employment is terminated without cause by the Company or for good reason by the executive (as defined in the agreements), the executive is entitled to these same benefits, except that Messrs. Trumbull and Sengstack are entitled to 18 months of continued salary, 1½ times the bonus paid for the preceding year and 18 months of benefits continuation. If the executive’s employment is terminated without cause by the Company or for good reason by the executive following a change in control of the Company, the executive is entitled to receive a payment equal to 36 months of continued salary, three times the bonus paid for the preceding year (24 months of salary and two times bonus for Mr. Haines and Mr. Strupp), a pro-rata portion of the bonus paid for the prior year, continued participation in the Company’s benefit plans for 36 months (24 months for Mr. Haines and Mr. Strupp), and immediate vesting and cashout of outstanding options.  In addition, the executive will receive a gross-up payment to cover any liability arising under Internal Revenue Code Section 280G as a result of the payments. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting and benefit accrual under the Company’s Pension Restoration Plan.

The employment agreement with Mr. Maske continues until attainment of age 65 (or state pension eligibility, if earlier), subject to the earlier termination by either party upon six months prior written notice. If the agreement is terminated, the Company is required to provide continued compensation and health benefits for six months following the termination notice. If termination is effected in connection with a change in control of the Company, the Company is required to provide continued compensation and health benefits for two years from the earlier of the date of termination or the change in control.

Messrs. Trumbull, Haines, Strupp, Sengstack and Stone have each signed a confidentiality and non-compete agreement with the Company. Under this agreement, they agree to maintain all confidential information of the Company, and for a period of 18 months after termination of employment from the Company they agree not to, directly or indirectly, participate in the design, development, manufacture, or distribution of electrical submersible motors or related products in competition with the Company.

Employment Security Agreements

On December 12, 2008, the Company approved a form of employment security agreement (“ESA”) that provides benefits upon a change in control of the Company. The Company has entered into ESAs with certain executives, including Mr. Strupp and Mr. Stone. Mr. Strupp’s ESA supersedes his employment agreement with the Company.

Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:
(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a prorata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;
(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination (or, if earlier, until age 65;
(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and
(vi)
a gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred).

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination. The confidentiality and noncompete agreement of Messrs. Strupp and Stone also apply for 18 months following a termination of employment under the ESAs.

The Company determined that these agreements directly fulfill the Company’s objective to attract and retain key executives. By providing these agreements the executives are able to remain focused on the best interests of the shareholders in the event of a potential change-in-control situation. Additionally, these agreements provide benefits which strive to retain the executives during a transitional period.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the three other most highly compensated officers other than the chief financial officer of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary, by its nature, does not qualify as performance-based compensation under Section 162(m) and the Company’s annual incentive cash bonus payments do not qualify as performance-based compensation under Section 162(m). The Company’s grants of stock options and performance-based restricted stock under its stock award plans qualify as performance-based compensation under Section 162(m). In 2008, the named executive officers were each paid a combined base salary and incentive cash award that did not exceed the Section 162(m) limit.

Subsequent Compensation Decisions

At its February 2009 meeting, the Compensation Committee increased the base salary rate of Mr. Sengstack by 5% to $312,000 to reflect increased responsibilities assigned to him. Due to the current economic turbulence, however, the Committee has decided to postpone other 2009 base salary increases for the executives until October 2009 at the earliest. Accordingly, the 2009 market data study, including base salary, will be conducted at that time.

The Committee has decided to administer the 2009 cash bonus compensation program according to the same general terms and conditions as discussed above, except that the program will reward earnings per share growth for all executives, return on net assets for executives who do not lead business units, and business unit operating income, inventory turns and expense control for business unit leaders. The maximum, target and threshold bonus levels will remain the same.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth compensation information for the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(5)	Option Awards ($)(f)(5)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(h)(7)	All Other Compensation ($)(i)(9)	Total ($)(j)
R. Scott Trumbull, Chairman of the Board & CEO	2008	631,888	0	194,745(6)	466,076	789,875(6)	360,584	8,107	2,451,275
	2007	600,010	150,000	178,179	785,797	0	423,673	7,929	2,145,588
	2006	550,800	200,000	66,726	711,935	545,292	604,186	7,754	2,686,693
John J. Haines, VP, CFO, Secretary(1)	2008	179,171	15,000(4)	47,704	24,942	160,000	4,846	210,347	642,010
	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0
Thomas J. Strupp, President, Water Transfer Systems(2)	2008	247,566	0	90,072(6)	93,737	143,856(6)	11,499	8,107	594,837
	2007	237, 935	40,214	85,219	52,703	22,605	12,866	7,929	459,471
	2006	225,752	0	58,423	34,744	162,743	9,820	154,118	645,600
Peter-Christian Maske, Sr. VP, President-Europa Water Systems	2008	400,739(3)	0	0(6)	196,719	289,204(6)	51,429(8)	17,400	955,491
	2007	373,403(3)	63,140	112,401	105,999	84,726	164,872(8)	16,200	920,741
	2006	342,590(3)	0	64,260	60,354	187,010	203,678(8)	12,500	870,392
Gregg C. Sengstack, Sr. VP, President Int’l Water Systems & Fueling Group	2008	294,387	0	44,861(6)	119,779	281,152(6)	87,388	8,107	835,674
	2007	283,770	47,889	40,860	96,488	70,443	61,649	7,929	609,028
	2006	273,502	0	13,943	104,825	201,023	85,755	7,754	686,802
Robert J. Stone, Sr. VP, President Western Hemisphere Water Systems	2008	284,014	0	124,200(6)	97,564	218,757(6)	16,856	8,107	749,498
	2007	271,774	45,930	118,703	56,458	21,742	17,521	7,929	540,057
	2006	251,461	0	92,000	38,498	181,055	16,726	7,754	587,494
(1) Mr. Haines was appointed Vice President, Chief Financial Officer and Secretary on April 14, 2008.
(2) Mr. Strupp served as Vice President, Chief Financial Officer and Secretary until April 7, 2008 and, on April 14, 2008, he was appointed President, Water Transfer Systems.
(3) Mr. Maske’s salary in 2008, 2007 and 2006 was 271,724 Euros. This amount was converted to USD using an average monthly exchange rate of 1.4748 for 2008, 1.3742 for fiscal 2007 and 1.2608 for fiscal 2006.
(4) This amount represents an employment acceptance payment made to Mr. Haines in connection with his employment beginning April 14, 2008.
(5) The amounts in columns (e) and (f) represent the Company’s expense for the fiscal year with respect to all outstanding awards held by each named executive officer, including those granted in prior years, disregarding any adjustments for potential forfeitures. See Note 17 of the Company’s Annual Report to Shareholders for the years ended January 3, 2009, December 29, 2007 and December 30, 2006, respectively, for a complete description of the FAS 123(R) valuations. Because Mr. Maske was retirement eligible when he received his equity grants, the Company has already expensed the entire amount.
(6) These amounts do not reflect payments to be made pursuant the Company's Long-Term Bonus Program for the period 2004-2008, which are scheduled to be approved by the Compensation Committee after the printing of this proxy statement. Once approved, payments will be made 50% in cash and 50% in awards of unrestricted stock. The Company will file a Form 8-K to disclose the awards that are approved. The total amounts of these payments to the named executive officers are expected to be as follows: Mr. Trumbull:  $499,500; Mr. Strupp:  $207,900; Mr. Sengstack:  $247,950; Mr. Maske:  244,550 Euro; and Mr. Stone:  $231,750. Mr. Haines did not participate in the Program because his employment did not commence until April 14, 2008.
(7) The amounts in column (h) represent the annual change in the present value of each named executive officer’s benefits under the Company’s defined benefit pension plans.
(8) This amount represents the annual change in present pension value of Mr. Maske’s pension benefits under both the domestic defined benefit plans and the defined benefit plan maintained by the Company’s German subsidiary. For the German plan, the 2008 change of 32,958 Euros was converted to $45,878 USD at the December 31, 2008 exchange rate of 1.392, the 2007 change of 109,587 Euros was converted to $159,997 USD at the December 31, 2007 Euro exchange rate of 1.46 and the 2006 change of 150,508 Euros was converted to $198,626 USD at the December 31, 2006 Euro exchange rate of 1.3197.
(9) For the named executive officers other than Messrs. Maske and Haines, these amounts represent the Company’s life insurance contributions for 2008 of $57 and for 2007 and 2006 of $54 and the Company’s matching contributions under its 401(k) plan and contributions under the ESOP for 2008, 2007 and 2006 of $8,050, $7,875 and $7,700, respectively. In 2008, Mr. Haines received a life insurance contribution of $43, a 401(k) and ESOP contribution of $6,107, and a reimbursement for relocation costs of $204,197 (which includes tax-gross-ups of $80,146). In 2006, Mr. Strupp received reimbursement for relocation costs of $146,364 (which includes tax gross-ups of $55,241). Mr. Maske’s use of a Company vehicle is valued at $17,400 for 2008, $16,200 for 2007 and $12,500 for 2006.

Employment Agreement – Mr. Haines

In connection with his appointment on April 14, 2008 as Vice President, Chief Financial Officer and Secretary, Mr. Haines entered into an employment agreement with the Company regarding the terms and conditions of his employment, including an initial base salary of $250,000 (which may be increased, but not decreased without his consent), an initial equity grant of 10,000 options and 8,000 shares of restricted stock and participation in the Company’s annual incentive plan, with a minimum 2008 bonus of $160,000.

Salary

Salary adjustments have been made in February of each year, effective as of April 1st of each year.

Stock Awards

Mr. Haines received a restricted stock award for 8,000 shares when he was appointed Vice President, Chief Financial Officer and Secretary on April 14, 2008. Mr. Haines’ award vests on April 14, 2012 and is not subject to any performance thresholds. There were no other restricted stock awards granted in 2008.

The 2007 restricted stock awards consisted of 9,400 shares awarded to Mr. Trumbull and 2,300 shares awarded to each of the other named executive officers.

The 2006 restricted stock awards consisted of 6,700 shares awarded to Mr. Trumbull and 1,400 shares awarded to each of the other named executive officers.

Except for Mr. Haines’ grant, restricted stock awards vest on the fourth anniversary of the grant date, provided that the Company’s return on invested capital at the end of the four-year vesting period exceeds the average return on invested capital of a peer group of companies (Flowserve Corporation, ITT Corporation, Pentair, Inc., Regal Beloit Corporation, A.O. Smith Corporation, The Gorman Rupp Company, The KSB Group, Ebara Corporation, and Grundfos Group) over the same four-year period.

As explained in footnote 6 to the Summary Compensation Table, the amounts in the Stock Awards column do not reflect awards expected to be made after the date of printing this proxy statement under the Long-Term Bonus Program. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Option Awards

Mr. Haines received an option grant for 10,000 shares on May 1, 2008, with an exercise price of $40.45. The 2008 grants to the other named executive officers consisted of 57,300 shares to Mr. Trumbull and 15,300 shares to each of the other named executive officers. These grants had an exercise price of $32.19.

The 2007 stock option grants consisted of 14,500 shares to Mr. Trumbull and 3,600 shares to each of the other named executive officers, each with an exercise price of $48.87.

The 2006 stock option grants consisted of 18,500 shares to Mr. Trumbull and 3,900 shares to each of the other named executive officers, each with an exercise price of $45.90.

All of the stock options granted in 2008, 2007 and 2006 vest over four years, at 25% per year, and expire after ten years.

Non-Equity Incentive Plan Compensation

The amounts in column (g) of the Summary Compensation Table reflect the bonuses paid in 2008, 2007 and 2006 to the named executive officers under the Company’s performance-based Executive Officer Annual Incentive Cash Bonus Program and the Long Term Strategic Bonus Program. As explained in footnote 6 to the Summary Compensation Table, the amounts in this column do not reflect payments expected to be made after the date of printing this proxy statement under the Long-Term Bonus Program. A description of each program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Messrs. Trumbull, Strupp, Sengstack, and Stone participate in two tax-qualified defined benefit retirement plans and one non-qualified defined benefit retirement plan. Mr. Haines participates in one tax-qualified defined benefit plan and one non-qualified defined benefit retirement plan. Mr. Maske participates in one defined benefit retirement plan sponsored by the Company’s German subsidiary. Descriptions of these retirement plans can be found in the “2008 Pension Benefits Table” and accompanying notes included in this proxy statement.

2008 Grant of Plan Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended January 3, 2009.

Name (a)	Grant Date (b)(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock (#)(i)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(j)(5)	Exercise or Base Price of Option Awards ($/sh)(k)	Grant Date Fair Value of Options and Awards ($)(l)(6)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
R. Scott Trumbull	2-28-08	6,319	631,900	947,850	138,750	277,500	277,500	0	57,300	32.19	1,844,487
		138,750	277,500	277,500
John J. Haines	05-01-08	1,792	120,960	197,120	N/A	N/A	N/A	8,000	10,000	40.45	668,500
		N/A	N/A	N/A
Thomas J. Strupp	2-28-08	2,476	167,130	272,360	57,750	115,500	115,500	0	15,300	32.19	492,507
		57,750	115,500	115,500
Peter C. Maske	2-28-08	3,665	247,387	403,150	90,350	180,700	180,700	0	15,300	32.19	492,507
		90,350	180,700	180,700
Gregg C. Sengstack	2-28-08	2,944	198,720	323,840	68,875	137,750	137,750	0	15,300	32.19	492,507
		68,875	137,750	137,750
Robert J. Stone	2-28-08	2,841	191,768	312510	64,375	128,750	128,750	0	15,300	32.19	492,507
		64,375	128,750	128,750
(1) With respect to stock option grants made on February 28, 2008, the Compensation Committee reviewed these grants at its regular meeting on February 7, 2008, with the understanding that they would be made on the third business day following the release of 2008 earnings, which is the date of grant as shown in the table. Mr. Haines was granted a restricted stock award on April 14, 2008 and stock options on May 1, 2008, which were made in connection with his employment by the Company, after discussion with members of the Compensation Committee, and formally ratified at the next meeting of the Committee on August 6, 2008.
(2) The amounts reflected in the first row of the non-equity incentive compensation estimate for 2008 were established under the Executive Officer Annual Incentive Bonus Program. The estimated payouts shown in the table were based on performance in 2008, which has now occurred. Thus, the amounts shown in “threshold”, “target”, and “maximum” columns reflect the range of potential payouts when the performance goals were set in early 2008. Actual amounts paid for 2008 are reflected in the Summary Compensation Table. The amounts reflected in the second row of the non-equity incentive compensation estimate for 2008 were established under the Long-Term Bonus Program. Payouts under this program will occur in 2009, based on the level of attainment of performance goals set for 2004-2008. The 50% portion of this incentive payout that is made in cash is reflected in this second row. The actual amounts payable under this program will not be paid to participants until the Compensation Committee approves them, which is scheduled to occur after the date of printing of this proxy statement. A description of these programs can be found in the “Compensation Discussion and Analysis” section of this proxy statement.
(3) The amounts reflected in the equity incentive compensation estimate for 2008 were established under the Long-Term Bonus Program. Payouts under this program will occur in 2009, based on the level of attainment of performance goals set for 2004-2008. The actual amounts payable under this program will not be paid to participants until the Compensation Committee approves them, which is scheduled to occur after the date of printing of this proxy statement. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.
(4) Mr. Haines received a restricted stock award for 8,000 shares. The award vests on April 14, 2012 if he is still employed on such date.
(5) The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant. The option grants expire after ten years and are vested over four years, at 25% per year. Vesting is accelerated upon a change in control of the Company.
(6) The grant date fair value of the stock options and stock awards shown in the above table was computed in accordance with FAS 123(R) and represents the total projected expense to the Company of grants made in 2008.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of January 3, 2009.

Name (a)	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise price ($)(d)	Option Expiration Date (e)	Number of Share or Units of Stock That Have Not Vested (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(g)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (h)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(i) (3)
R. Scott Trumbull	20,000 80,430 48,640 22,650 9,250 3,625 0	0 0 12,160 7,550 9,250 10,875 57,300	24.9755 24.005 29.95 40.93 45.90 48.87 32.19	04-19-2012 01-01-2013 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018	N/A	N/A	16,100	463,841
John J. Haines	0	10,000	40.45	05-01-2018	8,000(2)	230,480	N/A	N/A
Thomas J. Strupp	5,250 1,950 900 0	1,750 1,950 2,700 15,300	44.505 45.90 48.87 32.19	07-25-2015 02-17-2016 02-09-2017 02-28-2018	N/A	N/A	8,700	250,647
Peter-Christian Maske	6,400 4,500 1,950 900 0	3,200 2,250 1,950 2,700 15,300	29.95 40.93 45.90 48.87 32.19	02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018	N/A	N/A	3,700	106,597
Gregg C. Sengstack	55,000 26,000 16,000 12,800 6,750 1,950 900 0	0 0 0 3,200 2,250 1,950 2,700 15,300	16.125 19.6375 24.075 29.95 40.93 45.90 48.87 32.19	07-28-2010 12-13-2011 12-13-2012 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018	N/A	N/A	3,700	106,597
Robert J. Stone	40,000 5,760 4,087 1,950 900 0	0 1,440 1,363 1,950 2,700 15,300	16.125 29.95 40.93 45.90 48.87 32.19	07-28-2010 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018	N/A	N/A	13,700	394,697
(1) Each option grant has a ten-year term and vests pro rata over four or five years beginning on the first anniversary of the grant date. Options with grant dates prior to January 1, 2005 vest over five years, and options with grant dates after January 1, 2005 vest over four years. Vesting is accelerated upon a change in control of the Company. Exercise prices are determined using the closing price of the Company’s Common Stock on the date of grant.
(2) Mr. Haines received a restricted stock award for 8,000 shares on April 14, 2008. The award vests on April 14, 2012.
(3) The market value of the stock awards was determined using the closing price of the Company’s common stock on January 3, 2009 ($28.81 per share).
(4) These restricted stock awards generally vest on the fourth anniversary of the grant date, provided that the Company’s return on invested capital at the end of the four-year vesting period exceeds the average return on invested capital of a peer group of companies, (Flowserve Corporation, ITT Corporation, Pentair, Inc., Regal Beloit Corporation, A.O. Smith Corporation, The Gorman Rupp Company, The KSB Group, Ebara Corporation, and Grundfos Group), over the same four-year period. Vesting is accelerated upon a change in control of the Company. The awards vest as follows for each name executive officer:
• Mr. Trumbull:                       February 11, 2011 (9,400 shares); February 17, 2010 (6,700 shares)
• Mr. Strupp:                                  February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares); July 25, 2009 (5,000 shares)
• Mr. Maske:                                  February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares)
• Mr. Sengstack:                       February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares))
• Mr. Stone:                                  February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares); March 5, 2009 (10,000 shares)

2008 Option Exercises and Stock Vested Table

The following table sets forth the exercised options and vested awards for the fiscal year ended January 3, 2009.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
R. Scott Trumbull	90,000	2,000,250	0	0
Robert J. Stone	10,000	153,950	0	0
(1) Represents the difference between the closing price of the stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

2008 Pension Benefits Table

The following table sets forth (i) the years of service currently credited to each named executive officer under the Company’s pension plans and (ii) the present value of the accumulated benefit payable under each pension plan to each of the named executive officers upon retirement.

Named Executive Officer (a)	Plan (b)	Number of Years of Credited Service (c)	Present Value of Accumulated Benefit ($)(d)(2)	Payments During Last Fiscal Year ($)(e)
R. Scott Trumbull	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	6.0 6.0 11.0(1)	13,278 45,925 3,291,483	0 0 0
John J. Haines	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	N/A 1.0 1.0	N/A(4) 4,846 0(5)	0 0 0
Thomas J. Strupp	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	3.5 3.9 3.9	5,705 22,281 9,492	0 0 0
Peter-Christian Maske	Basic Retirement Plan Cash Balance Pension Plan F.E. Europa GmbH Pension Plan	4.0 4.0 29.0	8,761 98,675 932,209(3)	0 0 0
Gregg C. Sengstack	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	20.0 20.1 20.1	30,083 271,909 797,927	0 0 0
Robert J. Stone	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	16.3 8.5 8.5	16,705 59,034 31,044	0 0 0
(1) In the Pension Restoration Plan, Mr. Trumbull is credited with his years of service on the Board for purposes of vesting and benefit accruals $446,427 of column (d) is attributable to this additional credited service.
(2) The amounts in this column are based on a retirement age of 65 for Messrs. Trumbull, Haines, Strupp, and Maske, and a retirement age of 62 for Messrs. Sengstack and Stone, since these are the ages at which each executive can retire and receive benefits without any reduction due to age.
(3) This amount was converted to USD at the December 31, 2008 Euro exchange rate of 1.392.
(4) Mr. Haines is ineligible for the Basic Retirement Plan.
(5) Mr. Haines’ 2008 pay was under the Internal Revenue Code 401(a)(17) limit so he has no accruals in the Pension Restoration Plan as of December 31, 2008.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified pension plan that covers U.S. employees of the Company and its affiliates, including the named executive officers who were hired before February 21, 2006. The Basic Retirement Plan provides each eligible named executive officer with a monthly single life annuity commencing at normal retirement age (age 65) equal to the number of years of credited service times $25. Participants are eligible to receive benefits after completing five years of vesting service. Participants who terminate employment after age 55 with 10 years of vesting service are eligible to receive early retirement benefits that are reduced to reflect commencement prior to age 65. Participants who terminate employment on or after age 62 with 25 years of vesting service are eligible to receive early retirement benefits that are unreduced for commencement prior to age 65. Participants with five years of vesting service who terminate employment and are not eligible to receive early retirement benefits are eligible for benefits commencing at age 65. No named executive officer is currently eligible for early retirement benefits.

The benefit formula calculates the benefit payable in a single life annuity form, which is the normal form of benefit for unmarried participants. The normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the single life annuity form.

Mr. Maske has an accrued benefit under the Basic Retirement Plan based on his prior service as a U.S. employee. As a current employee of the Company's German subsidiary, he no longer accrues benefits under the Basic Retirement Plan, but is covered by the pension plan maintained by the German subsidiary. Mr. Haines is not eligible to participate in the Plan because he was hired after February 21, 2006.

Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified pension plan that covers all U.S. employees of the Company and its affiliates who are classified as "exempt" and who are not covered by a collective bargaining agreement, which includes each named executive officer. An account is maintained for each participant under the Plan, which consists of (i) an opening account balance equal to the then present value of the participant's accrued benefit, if any, earned as of December 31, 1999 under one of the Company's prior pension plans, (ii) annual contributions made  by the Company as of the end of each calendar year that range from 3% to 12% of the participant's compensation (based on the participant's credited service); (iii) annual transitional credits made by the Company from 2000-2004 equal to 6% of compensation of each participant whose age and years of vesting service as of December 31, 1999 totaled 45 or more; and (iv) annual interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury securities rate for the November preceding each such year (subject to a minimum interest rate of 4.5%).  Compensation includes wages subject to withholding, excluding income recognized in connection with the Company's stock based plans, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (in accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $230,000 in 2008).

Participants are eligible to receive benefits after completing five years of service. They can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until age 65. Any accounts remaining in the Cash Balance Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for unmarried participants is a single life annuity, and the normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the normal form, or in a lump sum.

Mr. Maske has an accrued benefit under the Cash Balance Pension Plan based on his prior service as a U.S. employee. He currently accrues pension benefits under the pension plan maintained by the Company's German subsidiary.

Pension Restoration Plan

The Pension Restoration Plan is an unfunded, non-qualified pension plan that is intended to provide an employee with the portion of his benefits that cannot be paid under the Cash Balance Pension Plan or the Contributory Retirement Plan (the predecessor to the Cash Balance Pension Plan) due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining benefits under, and the amount of benefits that can be paid from, tax-qualified pension plans. The Plan covers U.S. employees who are selected by the Employee Benefits Committee to participate, which includes all of the named executive officers except Mr. Maske.

The benefits of Mr. Trumbull and Mr. Sengstack are based on the formula in effect under the Contributory Retirement Plan on December 31, 1999, but without regard to the Internal Revenue Code limits. This formula is based on the employee's credited service and final three-year average compensation, with an offset for benefits provided by the Cash Balance Pension Plan. There is a minimum benefit whereby if the monthly benefit amount paid to the employee under the Basic Retirement Plan, Cash Balance Pension Plan, Pension Restoration Plan and Social Security is less than a designated percentage  of the employee's three-year final average compensation, the difference is paid from the Pension Restoration Plan. The current designated percentage (which is based on years of service at retirement) for Mr. Trumbull is 40% (assuming retirement at age 65) and the current designated percentage for Mr. Sengstack is 50% (assuming retirement at age 62).

The benefits of Mr. Haines, Mr. Stone and Mr. Strupp are determined by applying the Cash Balance Pension Plan formula for all eligible compensation (including compensation in excess of the Code limits), offset for the benefits provided by the Cash Balance Pension Plan.

The benefit accrued under the Pension Restoration Plan is paid upon termination of employment as follows:  (i) if the lump sum value is less than $1,000,000, it will be paid in a lump sum within 90 days following termination; (ii) if the lump sum value is more than $1,000,000 but less than $2,000,000, one-half of the benefit will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, and the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination; (iii) if the lump sum value is $2,000,000 or more, one-third will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, one-half of the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination, the remaining benefit will be paid as a single life annuity over the second 12-month period following termination and the benefit remaining at the end of the second 12-month period will be paid in a lump sum on the second anniversary of termination. If the participant is deemed to be a “key employee” as defined by the Internal Revenue Code, any distribution that is payable due to termination of employment will be delayed for six months following the date of such termination. Notwithstanding the foregoing, upon a change in control of the Company, all participants become fully vested in their benefits, all benefits will be paid in a lump sum within 60 days after the change in control and active participants will have three years of additional age and service credits in determining benefits.

 Franklin Electric Europa GmbH Pension Plan

Mr. Maske is covered by a pension plan sponsored by the Company's German subsidiary, which operates to provide benefits in addition to those provided under a German government sponsored pension plan. The governmental plan provides benefits based on a participant's compensation up to a certain limit (Euros 63,600 in 2008). The pension plan of Franklin Electric Europa GmbH provides a monthly annuity benefit payable at normal retirement (age 65) equal to 1/12th of (i) the participant's five-year average compensation less the compensation taken into account under the governmental plan, times (ii) 1.5%, times (iii) the participant's years of credited service. Participants age 60 or older with five years of vesting service may retire and commence receiving a reduced benefit.

Pension Plan Assumptions

The assumptions used in calculating the present value of the accumulated pension benefits are set forth in Footnote 9 to the Company's Annual Report to Shareholders for the year ended January 3, 2009. The Company does not grant additional years of credited service under its pension plans, other than the additional years of service credited to Mr. Trumbull (as described in footnote 1 of the 2008 Pension Benefits Table), which was intended to ensure full vesting and benefits in the first years of his employment.

2008 Nonqualified Deferred Compensation

On December 12, 2008, the Company adopted the Deferred Compensation Plan. The Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the Company’s 401(k) plan, as elected by the participant. A participant’s Plan account will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months).

Mr. Trumbull is the only named executive officer who has elected to participate in the Plan and he has elected to defer $300,000 of the bonus payable to him in February 2009 under the Company’s Executive Officer Annual Incentive Cash Bonus Plan. This deferred amount is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Potential Payments upon Termination or Change in Control of the Company

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreements

The employment agreements of Messrs. Trumbull, Haines and Sengstack are three-year agreements, which automatically renew for an additional year unless either party provides advance written notice of an election not to extend the term. (Mr. Strupp was a party to an employment agreement until he entered into an employment security agreement in early 2009, which superseded his employment agreement).

The agreements provide the following severance benefits under the described termination scenarios:

•
Termination – Nonrenewal of Employment Agreement. If the executive terminates his employment at any time during the term of the agreement after receipt of notice from the Company of its decision to not extend the term, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year, an immediate payment equal to 12 months of his then current salary and one times the bonus paid for the preceding year, immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Prior to a Change in Control. If a Change in Control of the Company (as defined in the agreements) has not occurred and the executive’s employment is terminated by the Company for other than “Cause” or the executive terminates his employment for “Good Reason,” he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year, an immediate payment equal to 18 months of his then current salary and one and one-half times the bonus paid for the preceding year (12 months and one times the bonus paid for the preceding year for Mr. Haines), immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Following a Change in Control. If following a Change in Control of the Company (as defined in the agreements) the executive’s employment is terminated within two years of the Change in Control by the Company for other than Cause or by the executive for Good Reason, or the executive terminates his employment at any time during the 13th month following the Change in Control, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year, an immediate payment equal to 36 months of his then current salary and three times the bonus paid for the preceding year (24 months and two times the bonus paid for the preceding year for Mr. Haines), immediate vesting and cash out of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period, and a gross-up payment to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit under the agreement.

For purposes of the employment agreements:

•
“Good Cause” means the executive’s death or disability, his fraud, misappropriation of, or intentional material damage to, the property or business of the Company, his commission of a felony likely to result in material harm or injury to the Company, or his willful and continued material failure to perform his obligations.

•
“Good Reason” exists if (a) there is a change in the executive’s title or a significant change in the nature or the scope of his authority, (b) there is a reduction in the executive’s salary or retirement benefits or a material reduction in the executive’s compensation and benefits in the aggregate, (c) the Company changes the principal location in which the executive is required to perform services to more than fifty miles away, (d) the executive reasonably determines that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority or duties attached to his positions, or (e) any purchaser of substantially all of the assets of the Company declines to assume the obligations under the employment agreement.

The employment agreement of Mr. Maske continues until he attains the age of 65 or is entitled to receive state pension benefits. If Mr. Maske is unable to perform his duties due to illness not caused by him, he is entitled to receive continued salary for six months. In addition, upon his death, his spouse or other beneficiary is entitled to receive Mr. Maske’s continued salary for three months. The Company or Mr. Maske can terminate the agreement early, by giving six months prior notice. In such case, the Company will continue to pay his then annual compensation and continue to provide health benefits for six months from the termination notice (or in the event of a termination in connection with a change in control of the Company, for 24 months following the earlier of the termination or change in control).

Employment Security Agreements

Certain executives, including Mr. Strupp and Mr. Stone, are parties to an employment security agreement (ESA) with the Company. The form of ESA was approved by the Board of Directors on December 12, 2008 and Messrs. Strupp and Stone executed an individual ESA in early 2009. Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a prorata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;
(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination (or, if earlier, until age 65;
(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and
(vi)
a gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred).

For purposes of the ESAs:

•
“Good Cause” means the executive’s intentional and material misappropriation of, or damage to, the property or business of the Company, his conviction of a criminal violation involving fraud or dishonesty or of a felony that causes material harm or injury to the Company, or his willful and continuous failure to perform his obligations under the ESA that is not cured.

•
“Good Reason” means a material reduction in the executive’s salary or retirement benefits or a material reduction in his compensation and benefits in the aggregate, or any purchaser of substantially all of the assets of the Company declines to assume all of the Company’s obligations under the ESA.

Pension Restoration Plan

The Pension Restoration Plan, in which all named executive officers other than Mr. Maske participate, provides that upon a Change in Control of the Company (as defined in the Plan), (i) all participants will become 100% vested in their benefits, which will be paid in an immediate lump sum within 60 days, and (ii) active participants will have three years of additional credit for age and service in determining their benefits under the Plan.

Stock Plan

The Company’s Stock Plan provides that upon a Change in Control of the Company all outstanding awards become fully vested, all restrictions on any awards terminate or lapse and performance goals applicable to stock awards will be deemed satisfied at the highest level.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above under the following termination scenarios, assuming a non-renewal on the employment agreement, termination of employment and/or change in control occurred on January 3, 2009.

Termination – Nonrenewal of Employment Agreement
Name (a)	Salary ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)(1)	Additional Retirement Benefits ($)(e)(2)	Continued Benefit Plan Coverage ($)(f)
R. Scott Trumbull	637,513	300,000	0	477,655	12,495
Thomas J. Strupp	0	0	0	0	9,752
John J. Haines	250,005	0	0	6,107	9,752
Peter-Christian Maske	0	0	0	0	0
Gregg C. Sengstack	297,007	236,664	0	219,997	5,530
Robert J. Stone	0	0	0	0	0
(1) There was no value to the acceleration of vesting of options because the exercise prices of all the options are greater than the closing price of the Company’s stock on December 31, 2008 ($28.11).
(2) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) and ESOP.

Termination – Prior to a Change in Control
Name (a)	Salary ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)(1)	Additional Retirement Benefits ($)(e)(2)	Continued Benefit Plan Coverage ($)(f)
R. Scott Trumbull	956,270	375,000	0	401,463	18,743
Thomas J. Strupp	0	0	0	0	9,752
John J. Haines	250,005	0	0	6,107	9,752
Peter-Christian Maske	189,120(3)	0	0	0	3,712
Gregg C. Sengstack	445,511	295,830	0	195,252	8,296
Robert J. Stone	0	0	0	0	0
(1) There was no value to the acceleration of vesting of options because the exercise prices of all the options were greater than the closing price of the Company’s stock on December 31, 2008 ($28.11).
(2) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) and ESOP.
(3) Mr. Maske’s salary was converted to USD at the December 31, 2008 Euro exchange rate of 1.392.

Termination – Following a Change in Control
Name (a)	Salary ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Vesting of Restricted Stock ($)(d) (1)	Accelerated Vesting and Cash Out of Options ($)(e)(2)	Additional Retirement Benefits Credits ($)(f)(3)	Continued Benefit Plan Coverage ($)(g)	Gross Up ($)(h)
R. Scott Trumbull	1,912,539	600,000	452,571	0	1,331,407	37,486	0
Thomas J. Strupp	500,010	506,260	244,557	0	24,205	19,504	431,773
John J. Haines	500,010	0	224,880	0	12,214	19,504	0
Peter-Christian Maske	756,480(4)	295,732	104,007	0	0	14,849	0
Gregg C. Sengstack	891,021	473,328	104,007	0	491,130	16,592	0
Robert J. Stone	573,014	580,177	385,107	0	36,166	0	0
(1) The value of accelerated vesting of restricted stock assumes the performance goal is met at target and is based on the closing price of the Company’s stock on December 31, 2008 ($28.11).
(2) There was no value to the acceleration of vesting of options because the exercise prices of all the options were greater than the closing price of the Company’s stock on December 31, 2008 ($28.11).
(3) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) and ESOP.
(4) Mr. Maske’s salary was converted to USD at the December 31, 2008 Euro exchange rate of 1.392.

DIRECTOR COMPENSATION

The following table sets forth the compensation received by the Company’s non-employee directors for the year ended January 3, 2009.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)(4)	All Other Compensation ($)(g)	Total ($)(h)
Jerome Brady	62,000	80,000	0	N/A	2,592	0	144,592
David T. Brown	61,750(1)	80,000	0	N/A	1,313	0	143,063
David Roberts	56,000	80,000	0	N/A	1,005	0	137,005
David Wathen	58,000	80,000	0	N/A	4,027	0	142,027
Howard Witt	56,500	80,000	0	N/A	0	0	136,500
Thomas Young	59,000	80,000	0	N/A	0	0	139,000
(1) Mr. Brown deferred $61,750 into the Directors’ Deferred Compensation Plan.
(2) The amounts in column (c) represent the Company’s expense for the fiscal year, as well as the grant date fair value, with respect to the awards granted to the non-employee directors, disregarding any adjustments for potential forfeitures. Messrs. Brady, Roberts, Witt, and Young, received an award of 1,991 shares. Messrs. Brown and Wathen elected to defer their stock award into the Directors’ Deferred Compensation Plan.
(3) No options were granted to non-employee directors in 2008. The amounts in column (d) represent the Company’s expense for the 2008 fiscal year with respect to all outstanding options held by each non-employee director, disregarding any adjustments for potential forfeitures. As of January 3, 2009, the non-employee directors held the following options: Mr. Brady: 76,000; Mr. Roberts: 8,000; and Mr. Witt: 36,000.
(4) The amounts in column (f) represent 2008 earnings credited under the Directors’ Deferred Compensation Plan.

Retainer and Fees

Non-employee directors are paid an annual retainer of $35,000 plus a fee of $1,500 for each Board and Board committee meeting attended. The Audit Committee chairman receives an additional fee of $6,000 and the Management Organization & Compensation and the Corporate Governance Committee chairmen receive an additional fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

Stock Awards

Non-employee directors participate in the Franklin Electric Co., Inc. Stock Plan. In 2008, each non-employee director received an award of 1,991 shares of the Company’s Common Stock, which vested immediately upon grant and had a market value of $80,000 on the May 2, 2008 date of grant.

Deferred Compensation

Non-employee directors may participate in the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer, for each calendar year, all of his or her annual retainer, fees and stock award until his or her service on the Board terminates. At the time the director makes the deferral election, he or she must elect to have the deferred retainer and fees either (i) credited with interest on a monthly basis at the rate in effect for the Wells Fargo Stable Return Fund or (ii) converted into stock units, with credits equal to the cash that would have been paid had the units been actual shares of Common Stock owned by the director. Deferred stock awards will also be converted into stock units and credited with dividends. If the director does not elect to defer his or her compensation under the Deferred Compensation Plan, the director can elect to have the retainer paid in the form of cash or stock.

Consulting Directors’ Plan

The Company maintained a Consulting Directors' Plan for non-employee directors who retire from Board service at age 70 or older. Under this Plan, each director was eligible to enter into a consulting agreement with the Company pursuant to which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee for up to the same number of years that he served as director. The Company amended the Consulting Directors’ Plan to (i) limit future participation to the Company’s non-employee directors first elected before 2003 (Messrs. Brady and Witt), and (ii) base the consulting fees on the retainer amount in effect as of June 1, 2006 and years of service as a director as of June 1, 2006.

Stock Ownership Guidelines

In 2006, the Board of Directors approved stock ownership guidelines for the non-employee directors, pursuant to which they are required to maintain direct ownership in the Company’s common stock with a value equal to four times their annual retainer. An individual has five years to comply with these guidelines. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and shares credited under the Non-Employee Directors’ Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. All non-employee directors either meet or exceed these guidelines, or are on track to meet them within the five-year period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s equity compensation plans as of February 20, 2009.

Plan Category (a)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights ($)(c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b)) (d)
Equity Compensation Plans Approved by Securities Holders(1)	1,439,135	$31.17	603,482
Equity Compensation Plans Not Approved by Security Holders(2)	21,712	n/a	3,287
(1) This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (0 shares remain available for issuance) and the Franklin Electric Co. Inc., Stock Plan (603,482 shares remain available for issuance).
(2) This Plan category includes the Non-Employee Directors’ Deferred Compensation Plan, adopted in 2000 and described above under the caption “Information About the Board and its Committees.” The information included in column (a) represents shares underlying stock units, payable on a one-for-one basis, credited to the directors’ respective stock unit accounts as of February 20, 2009. Non-employee directors may elect to receive the distribution of stock units in cash or in shares of the Company’s Common Stock.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED
FRANKLIN ELECTRIC CO., INC. STOCK PLAN

The Board of Directors of the Company has unanimously approved, subject to the approval of shareholders, an amendment and restatement of the Franklin Electric Co., Inc. Stock Plan (the “Plan”). The Plan is a stock-based compensation plan that provides for discretionary grants of stock options and stock awards to key employees and non-employee directors. The purpose of the Plan is to recognize contributions made to the Company and its subsidiaries by key employees and non-employee directors and to provide them with additional incentive to expand and improve the profits of the Company and achieve the objectives of the Company.

The Plan has been amended and restated, effective as of March 9, 2009, to among other things (i) increase the number of shares available for issuance under the Plan, (ii) eliminate the ability to make grants under the Plan with respect to shares that are used to pay the option exercise price or required tax withholding or that are forfeited or otherwise cancelled; (iii) require that stock options be granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant; (iv) limit the term of stock options to ten years from the date of grant; (v) limit the payment of dividends on performance-based restricted stock awards such that they are paid only to the extent the related performance goals are satisfied; (vi) prohibit repricing of stock options without shareholder approval; (vii) limit transferability of stock options; (viii) add share withholding as an alternative by which to pay the option exercise price; and (ix) expand the list of performance criteria to which stock awards may be subject.  If stockholder approval is not obtained, the terms of the Plan in effect immediately prior to March 9, 2009 will continue to apply.

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the Plan carefully.

Description of the Plan as Amended and Restated

Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the Plan has been increased from 1,300,000 shares to 2,200,000 shares. Of these 2,200,000 shares:  (i) the maximum number of shares that may be used for stock awards is 600,000 (which includes 150,000 of the shares previously authorized under the terms of the Plan prior to this amendment and restatement and 450,000 of the additional 900,000 shares authorized for issuance); (ii) the maximum number of shares issuable as stock options (either incentive stock options or nonqualified stock options) is 1,600,000 (which includes 1,150,000 of the shares previously authorized under the terms of the Plan prior to this amendment and restatement and 450,000 of the additional 900,000 shares authorized for issuance); and (iii) the maximum number of shares issuable as stock options, or as stock awards intended to qualify as “performance-based” under Section 162(m) of the Code, to any single key employee in any calendar year is 100,000 (or 200,000 in the calendar year in which the employee’s employment commences).

Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will not again be available for issuance. In addition, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Board has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

No award granted under the Plan may be transferred, except by will, the laws of descent and distribution.

Administration. The Plan is administered by the Board, which has authority to delegate administration to the Management Organization and Compensation Committee (the “Committee”), so long as the Committee is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. All members of the Committee qualify as non-employee directors and outside directors. The Board or Committee, as applicable, has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Board may delegate to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act or who are not “covered employees” under Section 162(m) of the Code. (To the extent such authority has been delegated, and other than for purposes of amending or terminating the Plan, references in this summary to the “Board” mean the Committee, or the officer of the Company, as applicable.)

Eligibility. All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. On February 20, 2009, approximately 125 key employees and all non-employee directors were eligible to participate in the Plan.

Awards to Participants. The Plan provides for discretionary awards of stock options and stock awards to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Board in its sole discretion, consistent with the terms of the Plan.

Stock Options. The Board has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option shall be the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”) and each option shall expire 10 years from the date of grant.  It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.

In addition, an incentive stock option granted to a key employee is subject to the following rules:  (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.

Stock Awards. The Board has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Board. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award shall be held by the Company and shall be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse.

The Board has the discretion to establish restrictions on the stock awards that qualify the awards as “performance-based compensation” under Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes. In such case, the Board may establish performance goals for certain performance periods and targets for achievement of the performance goals, and the restrictions on the stock subject to the award will lapse if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria:  (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor percent of total labor; and (xxii) top customer concentration percent of sales.  Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Board, may differ among participants. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board.

Payment for Stock Options and Withholding Taxes. The Board may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award:  (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Board and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the Plan or any award agreement, in the event of a “Change in Control” of the Company, all outstanding awards shall become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards shall be deemed satisfied at the highest target level. In addition, upon such Change in Control, the Board has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Board deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.  See Section 8.2 of the Plan for the definition of “Change in Control.”

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Board may amend any award agreement at any time, provided that no amendment shall adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment shall adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed.

Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events.)

No awards may be granted under the Plan on or after March 9, 2019.

Awards Granted under the Plan. It is not possible at this time to determine all of the specific awards that will be made in 2009 and future years under the Plan. As of February 20, 2009, a total of 616,700 stock options with exercise prices ranging from $32.19 to $48.87 have been granted under the Plan since it was first adopted. These grants are as follows:  R. Scott Trumbull (Chairman of the Board and CEO): 90,300; John J. Haines (VP, CFO and Secretary): 10,000; Thomas J. Strupp (President Water Transfer Systems): 29,800; Peter-Christian Maske (Sr. VP, President-Europa Water Systems): 22,800; Gregg C. Sengstack (Sr. VP, President International Water Systems & Fueling): 22,800; Robert J. Stone (Sr. VP, President Western Hemisphere Water): 22,800; all current executives as a group: 253,600; all non-employee directors as a group: 0; each nominee for election as a director: 0; each associate of any executive, non-employee director or nominee: 0; each other person with 5% of such awarded options: 0.  On February 20, 2009, the closing price of a share of the Company’s common stock on NASDAQ was $22.34.

Description of Material Changes from Existing Plan

The Plan as amended and restated contains the following material changes from the Plan as in effect prior to the amendment and restatement:

Number of Shares Subject to Award. The number of shares issuable under the Plan has been increased from 1,300,000 to 2,200,000 shares. See “Number of Shares of Common Stock” above for a more detailed description of the shares issuable under the Plan as amended and restated. In addition, the following limitations have been revised:

Stock Awards:  The maximum number of shares issuable pursuant to stock awards has been increased from 150,000 to 600,000 shares.

Stock Options:  The maximum number of shares issuable as stock options (including nonqualified stock options and/or incentive stock options) has been increased from 1,150,000 to 1,600,000 shares.

Shares Available Under the Plan. The Plan no longer permits grants under the Plan with respect to shares used to pay the exercise price of a stock option or required tax withholding or shares that are forfeited or otherwise cancelled. Rather, these shares count against the aggregate number of shares available for issuance under the Plan. Prior to its current amendment and restatement, shares used to pay the stock option exercise price or tax withholding or that were forfeited or cancelled did not count against the number of shares issued under the Plan and could again be available for issuance.

Option Exercise Price. The Plan now expressly requires that stock options be issued with an exercise price equal to the fair market value of the stock on the date of grant. Prior to its current amendment and restatement, the Plan provided that options were granted with an exercise price equal to fair market value, unless otherwise determined by the Committee. (The Committee never exercised such discretion.)

Term of Stock Option. The Plan now limits the term of a stock option to ten years. Prior to its current amendment and restatement, the Plan did not contain such a limitation.

Dividends on Performance-Based Restricted Stock Awards. The Plan requires that dividends otherwise payable with respect to performance-based restricted stock awards be held by the Company and only paid to the holder of such an award to the extent the related performance goals are satisfied. Prior to its current amendment and restatement, the Plan provided for dividend payments to be made with respect to all restricted stock awards at the same time dividends were paid on common stock generally.

Transferability. The Plan permits Plan awards to be transferred to a third party only in connection with the death of the optionholder. Prior to current amendment and restatement, the Plan also permitted awards to be transferred pursuant to a qualified domestic relations order or, in the case of a nonqualified stock option, by a participant during his lifetime as permitted by the Board.

Payment of Option Exercise Price. The Plan permits an optionholder to pay the option exercise price by having withheld shares that would otherwise be issuable pursuant to the option exercise withheld. Prior to its current amendment and restatement, the Plan permitted this payment alternative only to pay the withholding taxes associated with an award under the Plan.

Performance Criteria. The Plan expands the list of performance criteria upon which the Committee may base performance goals attached to a restricted stock award. See "Stock Awards" above for a more detailed description of these performance criteria. Prior to its current amendment and restatement, the Plan's performance criteria were limited to: (i) net income, (ii) average return on equity, (iii) net income, (iv) sales growth, (v) return on assets, (vi) earnings per share, and (vii) Common Stock price.

Term of Plan. The term of the Plan has been extended from April 29, 2015 to March 9, 2019 (i.e., the end of the 10-year period following the effective date of the amended and restated Plan).

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Awards. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Vote Required for Approval

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FRANKLIN ELECTRIC CO., INC. STOCK PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance”), for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing:  (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm.

In accordance with SEC rules the Audit Committee of the Company states that:

•
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended January 3, 2009.

•
The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independent accountant’s independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 for filing with the SEC.

This report is submitted on behalf of all of the members of the Audit Committee:

Jerome D. Brady (Chairman)
David M. Wathen
Thomas L. Young

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2009 FISCAL YEAR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. Although shareholder ratification is not legally required, the Audit Committee believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examination of the Company's financial statements.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,218,184 and $1,109,972, respectively, for the fiscal years ended January 3, 2009 and December 29, 2007.

Audit-Related Fees

The fees for professional services rendered by Deloitte for audits of the Company’s employee benefit plans and due diligence related to acquisitions were $348,779 and $284,327, respectively, for the fiscal years ended January 3, 2009 and December 29, 2007.

Tax Fees

The fees for tax services rendered by Deloitte were $82,650 and $95,411 respectively, for the fiscal years ended January 3, 2009 and December 29, 2007.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related, and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended January 3, 2009 the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.

STOCKHOLDER PROPOSALS

November 10, 2009 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2010 Annual Meeting.  Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement must be received by the Company no later than February 1, 2010 to be considered for presentation at that meeting.  Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

OTHER BUSINESS

Management has no knowledge of any other matters to be presented for action by the shareholders at the 2009 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 10, 2009

John J. Haines
Vice President, Chief Financial
Officer and Secretary

Exhibit A

FRANKLIN ELECTRIC CO., INC.

STOCK PLAN

(As Amended and Restated Effective March 9, 2009)

______________________

SECTION 1. AMENDMENT AND RESTATEMENT.

Franklin Electric Co., Inc. (the “Company”) established the Franklin Electric Co., Inc. Performance Incentive Stock Plan (As Amended and Restated Effective April 25, 2003) (the “Plan”).  The Company amended and restated the Plan effective April 25, 2005 to (i) change the name of the Plan to the “Franklin Electric Co., Inc. Stock Plan,” and (ii) make other desired changes as provided therein.  The Plan is hereby further amended and restated effective March 9, 2009, subject to approval by the Company’s shareholders at the Company’s annual meeting on April 24, 2009.

SECTION 2.	PURPOSE.

The purpose of the Plan is to attract and retain outstanding individuals as Key Employees and Directors of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees and Directors, and to provide such Key Employees and Directors with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees and Directors with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of Stock Options and Stock Awards.

SECTION 3.	DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

3.1 “Award” means any award or benefit granted under the Plan, which shall be a Stock Option or a Stock Award.

3.2 “Award Agreement” means, as applicable, a Stock Option Agreement, or Stock Award Agreement evidencing an Award granted under the Plan.

3.3 “Board” means the Board of Directors of the Company.

3.4 “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

3.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

3.6 “Committee” means the Management Organization and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

3.7 “Common Stock” means the Common Stock, par value $.10 per share, of the Company.

3.8 “Company” means Franklin Electric Co., Inc., an Indiana corporation.

3.9 “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

3.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

3.11 “Fair Market Value” means the closing price of the Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal).

3.12 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

3.13 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 4.  A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

3.14 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

3.15 “Participant” means a Key Employee or Director selected to receive an Award under the Plan.

3.16 “Plan” means the Franklin Electric Co., Inc. Stock Plan.

3.17 “Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan.

3.18 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

3.19 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

SECTION 4.	ADMINISTRATION.

4.1 The Board.

The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee to the extent that the Committee is comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder.  For purposes of the Plan, the term “Board” shall refer to the Board or, to the extent such authority has been delegated to the Committee, and other than for purposes of Section 12.1, the Committee.

4.2 Authority of the Board.

(a) The Board, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards.  The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Board may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code.

(c) The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable.  Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith.  Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

4.3 Award Agreements.

Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award.  In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company:  (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information.  Such agreements may contain such other terms and conditions as the Board shall determine.  If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

SECTION 5.	SHARES OF COMMON STOCK SUBJECT TO PLAN.

5.1 Total Number of Shares.

The total number of shares of Common Stock that may be issued under the Plan shall be 2,200,000, which includes 1,300,000 initially authorized for issuance under the Plan prior to its current amendment and restatement and 900,000 additional shares authorized for issuance on and after March 9, 2009.  Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan.  The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan.  If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 4.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

5.2 Shares Under Awards.

Of the 2,200,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1:
(a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 100,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 200,000.

(b) The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 1,600,000 (which includes 1,150,000 of the shares previously authorized under the terms of the Plan prior to its current amendment and restatement, and 450,000 of the additional shares authorized for issuance on and after March 9, 2009).

(c) The maximum number of shares of Common Stock that may be used for Stock Awards is 600,000, (which includes 150,000 of the shares previously authorized under the terms of the Plan prior to its current amendment and restatement, and 450,000 of the additional shares authorized for issuance on and after March 9, 2009).

The numbers of shares described herein shall be as adjusted in accordance with Section 5.3 of the Plan.

5.3 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan.  Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of Stock Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 5.1 or 5.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

SECTION 6.	GRANTS OF STOCK OPTIONS.

6.1 Grant.

Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants.  Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs.  Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

6.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

6.3 Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

6.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000.  If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

6.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe.  All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b) The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 8.1(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law.  Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided however, that the Company, upon written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

SECTION 7.                       STOCK AWARDS.

7.1 Grant.

The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

7.2 Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) The Board may, in its discretion, establish as restrictions on the shares of Common Stock performance goals that qualify the Stock Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(i) Performance goals may be based on one or more business criteria, including, but not limited to:  (A) net earnings or net income (before or after taxes); (B) earnings per share; (C) net sales or revenue growth; (D) net operating profit or income (including as a percentage of sales); (E) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (F) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (G) earnings before or after taxes, interest, depreciation, and/or amortization; (H) gross or operating margins; (I) productivity ratios; (J) share price (including, but not limited to, growth measures and total shareholder return); (K) cost control; (L) margins; (M) operating efficiency; (N) market share; (O) customer satisfaction or employee satisfaction; (P) working capital; (Q) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (R) taxes; (S) depreciation and amortization; (T) total shareholder return; (U) low cost region labor percent of total labor; and (V) top customer concentration percent of sales.  Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board.  In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board.

(ii) With respect to each performance period, the Board shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals.  Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

(iii) Any dividends or other distributions payable with respect to a performance-based Stock Award as described in subsection (c)(i) above shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the applicable Stock Award Agreement.  Any such dividends or other distributions attributable to the portion of a performance-based Stock Award for which the restrictions do not lapse shall be forfeited.

(d) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse.  Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

(e) Subject to the provisions of subsection (c) hereof and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and, as described in subsection (c), to receive dividends and other distributions paid with respect to such shares.

SECTION 8.	CHANGE IN CONTROL.

8.1 Effect of Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 8.2):  (i) all outstanding Awards shall become fully exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Stock Awards shall be deemed satisfied at the highest target level, as applicable, in order that Participants may fully realize the benefits thereunder.

(b) In addition to the Board’s authority set forth in Section 4, upon such Change in Control of the Company, the Board is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions:  (i) provide for the purchase of any outstanding Stock Option,  for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

8.2 Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b) the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c) the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of:  (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d) there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction.  A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

SECTION 9.	PAYMENT OF TAXES.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law.  The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

SECTION 10.	POSTPONEMENT.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including  upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

SECTION 11.	NONTRANSFERABILITY.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

SECTION 12.	TERMINATION OR AMENDMENT OF PLAN AND AWARD AGREEMENTS.

12.1 Termination or Amendment of Plan.

(a) Except as described in Section 12.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.  No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.  Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

12.2 Amendment of Award Agreements.

The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

12.3 No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 5.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options without shareholder approval.  For this purpose repricing includes a reduction in the exercise price of the Stock Option or the cancellation of a Stock Option in exchange for cash, Stock Options with an exercise price less than the exercise price of the cancelled Options, Stock Awards or any other consideration provided by the Company.

SECTION 13.	NO CONTRACT OF EMPLOYMENT.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

SECTION 14.	APPLICABLE LAW.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Indiana, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

SECTION 15.	EFFECTIVE DATE AND TERM OF PLAN.

15.1 Effective Date.

(a) The Plan as amended and restated has been adopted by the Board, and is effective, as of March 9, 2009, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders held on April 24, 2009 and any adjournment or postponement thereof.

(b) In the event the Plan is not approved by stockholders of the Company’s 2009 annual meeting, (i) the Plan as amended and restated shall have no effect; (ii) the terms of the Plan as in effect immediately prior to the amendment and restatement shall remain in effect and, to the extent permitted under those terms, shall apply to all Awards granted on or after March 9, 2009; and (iii) any Awards granted on or after March 9, 2009 not permitted under the terms of the Plan as in effect immediately prior to the amendment and restatement shall be cancelled.

15.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date set forth in Section 15.1 above.

15.3 Outstanding Awards as of March 9, 2009.

Awards granted under the Plan prior to March 9, 2009 shall continue to be subject to the terms and conditions of the Plan as in effect prior to such date.